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SunPower Announces Chief Legal Officer

SAN JOSE, Calif., April 12, 2021 – SunPower Corporation (NASDAQ:SPWR) today announced seasoned legal leader Regan MacPherson as its new executive vice president and chief legal officer. She brings more than 20 years of legal expertise to SunPower, including work in corporate law and governance, mergers and acquisitions, securities and transactional work and managing legal risk while achieving business objectives. MacPherson replaces Ken Mahaffey who has decided to leave the company to pursue other opportunities.

“For the past 14 years, Ken has had a significant role in all our transactions – small and large – that have helped to shape the SunPower we are today,” said Tom Werner, SunPower CEO and chairman of the board. “I appreciate and am indebted to Ken for his commitment to the company and his many contributions.”

MacPherson, who joins SunPower on April 19, most recently served as senior vice president, chief legal and compliance officer and corporate secretary at Quantum Corporation (NASDQ:QMCO). Prior to Quantum, she was chief compliance officer at Marvell Semiconductor and before that, spent 12 years at Seagate Technology where she served in a number of progressive roles, culminating in senior vice president and general counsel.

“Regan has a wide-breadth of corporate legal and business expertise that will be of great benefit to SunPower, especially as we enter a new era of energy solutions and services for our customers,” Werner said. “Our executive leadership team will also benefit from a diverse voice and perspective.”
“I’m pleased to join SunPower, especially as it continues to focus on bringing solar, storage and services to more consumers across the U.S.,” said Regan MacPherson, newly-named SunPower executive vice president and chief legal officer. "This opportunity perfectly blends my legal experience with my passion for renewables and being able to touch society in impactful ways.”

MacPherson earned her law degree from Southwestern Law School and her Bachelor of Arts in Political Science from San Francisco State University.

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About SunPower
Headquartered in California's Silicon Valley, SunPower (NASDAQ:SPWR) is a leading Distributed Generation Storage and Energy Services provider in North America. SunPower offers the only solar + storage solution designed and warranted by one company that gives customers control over electricity consumption and resiliency during power outages while providing cost savings to homeowners, businesses, governments, schools and utilities. For more information, www.sunpower.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding our future areas of focus and expectations for our business. These forward-looking statements are based on our current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, competition in the solar and general energy industry and downward pressure on selling prices and wholesale energy pricing, and regulatory changes and the availability of economic incentives promoting use of solar energy. A detailed discussion of these factors and other risks that affect our business is included in filings we make with the Securities and Exchange Commission (SEC) from time to time, including our most recent report on Form 10-K, particularly under the heading “Risk Factors.” Copies of these filings are available online from the SEC or on the SEC Filings section of our Investor Relations website at investors.sunpower.com. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements in light of new information or future events.

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